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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of DSC Communications Corporation ("DSC") and related Prospectus for the registration of the 7% Convertible Subordinated Notes, shares of DSC's common stock and preferred stock purchase rights and to the incorporation by reference therein of our report dated January 23, 1997, with respect to the consolidated financial statements and schedule of DSC incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

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Dallas, Texas,
November 10, 1997